For Immediate Release

Contact: Andrew M. O’Shea Chief Financial Officer Moscow CableCom Corp. 860.298.0444 aoshea@moscowcablecom.com	Barbara Cano Breakstone Group International 646.452.2334 bcano@breakstone-group.com

Moscow CableCom Corp. Appoints Chief Financial Officer

July 11, 2005 - New York, NY – Moscow CableCom Corp. (NASDAQ: MOCC) today announced that the Company has appointed Andrew M. O’Shea as its as Chief Financial Officer and Secretary to fill the role recently vacated by the departure of Donald Miller-Jones.  Mr. O’Shea, who joined Moscow CableCom in 1995 as the Chief Financial Officer of The J. M. Ney Company, the Company’s former operating subsidiary, was Chief Financial Officer from 1999 until January 2005 and has since been active with the Company in an advisory role. He had resigned his position in favor of Mr. Miller-Jones, in accordance with the terms of the agreements with Columbus Nova Capital that led to the closing of a $51 million debt and equity-financing package. Mr. O’Shea has agreed to remain in these executive management positions on an interim basis until a successor residing in Moscow can be retained.

Warren Mobley, Moscow CableCom’s President and Chief Executive Officer, commented, “We are pleased to continue to benefit from Andy’s knowledge and respected business judgment during this period while we are actively deploying the funds received from Columbus Nova to expand the reach of our access network in Moscow and rapidly build our subscriber base.”

About Moscow CableCom

Moscow CableCom Corp (NASDAQ NM: MOCC) is the US-based parent of a Moscow, Russia-based company that provides access to pay-TV and Internet services under the brand name “AKADO”. AKADO is in the process of expanding its hybrid fiber-coaxial network in Moscow to provide residential and business customers with comprehensive broadband services in digital cable TV and radio, and high-speed data transmission and Internet access. The Company has licenses to provide its services to 1.5 million homes and businesses in Moscow, through its proprietary agreements for use of the Moscow Fiber Optic Network (MFON), the largest high-speed transportation network in Moscow.  At present, no other company in Moscow is providing a full range of residential broadband services. For more information on Moscow CableCom and AKADO, visit: www.moscowcablecom.com and www.comcor-tv.ru

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain "forward-looking statements", as the phrase is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may contain words such as “expects,” “anticipates,” “plans,” believes,” “projects” and words of similar meaning. These statements relate to our future business and financial performance, including CCTV's development, including its ability to attract new subscribers, to continue to expand its network, to achieve positive cash flow and its ability to raise funds for CCTV's development. These statements are based on management's best assessment of Moscow CableCom's and CCTV's strategic and financial position and of future market conditions and trends and involve substantial risks and uncertainties. The actual outcome may differ materially from these statements. Certain factors that could cause actual results to differ materially from those discussed in any forward-looking statements, including lack of operating history of CCTV, liquidity difficulties, developments in the marketplace for cable services in Moscow, Russia, technological changes, operating in the Russian Federation, including general economic, political, social and tax conditions and legislative and regulatory matters affecting the cable industry, and changes in generally accepted accounting principles are described in the our Transition Report on Form 10-K for the ten-month period ended December 31, 2004 and other public filings made by us with the Securities and Exchange Commission, which descriptions are incorporated herein by reference. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update developments of these risks or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.